THIS DOCUMENT AND THE ENCLOSED FORM OF PROXY ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this Document or the action you should take, you are recommended immediately to seek your own independent financial advice from your stockbroker, solicitor, accountant, bank manager or other appropriately qualified independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are in the United Kingdom, or from another appropriately authorised independent financial adviser if you are outside the United Kingdom. If you have sold or otherwise transferred all of your holdings of Ordinary Shares, you should immediately forward this Document and the accompanying Form of Proxy as soon as possible to the purchaser or transferee or to the bank, stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. If you have sold or otherwise transferred only part holding of your Ordinary Shares, you should retain these documents. However, such documents should not be forwarded or transmitted in or into any jurisdiction in which such act would constitute a violation of the relevant laws of such jurisdiction. _____________________________________________________________________________ VERONA PHARMA PLC (the “Company”) (incorporated and registered in England and Wales under the Companies Act 2006 with company number 5375156) Notice of General Meeting ______________________________________________________________________________ No person should construe the contents of this Document as legal, tax or financial advice and recipients of this document should consult their own advisers as to the matters described in this Document. This Document should be read as a whole. Your attention is drawn to the letter from David Ebsworth, the Chairman of the Company, on page 4 of this Document in which the Directors recommend that you vote in favour of the Resolution to be proposed at the General Meeting referred to below. Notice of the General Meeting of Verona Pharma plc to be held electronically as a closed meeting at 2 p.m. (London, UK time) on December 18, 2020 is set out on pages 7-8 of this Document. A Form of Proxy for use by all Shareholders at the General Meeting is enclosed with this document. To be valid, the accompanying Form of Proxy must be completed, signed and returned in accordance with the instructions printed on it to the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR by hand or by post, or by fax to +44 (0)20 7264 4440, or by email to ben.harber@shma.co.uk, so as to be received not less than 48 hours before the time fixed for the holding of the General Meeting or any adjournment thereof (as the case may be), excluding any part of a day which is not a working day. Further details are in the Notice of General Meeting set out on pages 7-8 of this Document.. Cautionary note regarding forward-looking statements: This Document contains statements about the Company that are or may be ‘‘forward-looking statements’’. All statements, other than statements of historical facts, included in this Document may be forward-looking statements. Without limitation, any statements preceded or followed by, or that include, the words ‘‘targets’’, ‘‘plans’’, ‘‘believes’’, ‘‘expects’’, ‘‘aims’’, ‘‘intends’’, ‘‘will’’, ‘‘may’’, ‘‘should’’, ‘‘anticipates’’, ‘‘estimates’’, ‘‘projects’’ or words or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and have not been reviewed by the auditors of the Company. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of any such person, or industry results, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include statements regarding the expected use of proceeds from the Placing (as defined below). These factors are discussed in the “Risk Factors” section of filings that the Company makes with the SEC, including its Registration Statement on Form F-1 filed with the SEC on August 17, 2020, and other reports filed by the Company with the SEC. These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. Past performance is not a guarantee of future performance. Investors should not place undue reliance on such forward-looking statements and, save as is required by law or regulation, the Company does not undertake any obligation to update publicly or revise any forward-looking statements (including to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based). All subsequent forward-looking statements attributed to the Company or any persons acting on its behalf are expressly qualified in their entirety by the cautionary statement above. All forward-looking statements contained in this Document are based on information available to the Directors of the Company at the date of this Document, unless some other time is specified in relation to them, and the posting or receipt of this Document shall not give rise to any implication that there has been no change in the facts set forth herein since such date. Notice to overseas persons The distribution of this Document in certain jurisdictions may be restricted by law and therefore persons into whose possession this Document comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

CONTENTS Page DEFINITIONS .......................................................................................................................... 3 LETTER FROM THE CHAIRMAN ...................................................................................... 4 NOTICE OF GENERAL MEETING ..................................................................................... 7 2

DEFINITIONS The following definitions apply throughout this document, the Notice of General Meeting and the accompanying Form of Proxy unless the context requires otherwise: “Act” the Companies Act 2006; “ADSs” American Depositary Shares, each of which represents 8 Ordinary Shares; “AIM” AIM, a market operated by the London Stock Exchange; “Articles” the articles of the association of the Company in force at the date of this Document “Code” the City Code on Takeovers and Mergers; “Company” Verona Pharma plc; “Directors” or “Board” the directors of the Company as at the date of this Document, whose names are set out on page 4 of this Document; “Exchange Act” Securities Exchange Act of 1934; “Form of Proxy” the form of proxy for use in relation to the General Meeting enclosed with this Document; “General Meeting” the General Meeting of the Company, notice of which is set out at the end of this Document; “London Stock Exchange” London Stock Exchange plc; “Nasdaq” the Nasdaq Global Market; “New Articles” the new articles of association of the Company proposed to be adopted at the General Meeting; “Notice of General Meeting” the notice convening the General Meeting as set out at the end of the Document; “Ordinary Shares” the ordinary shares of £0.05 each in the capital of the Company; “Resolution” the resolution to be proposed at the General Meeting as set out in the Notice of General Meeting; “SEC” the U.S. Securities and Exchange Commission; “Shareholders” the holders of Ordinary Shares. 3

LETTER FROM THE CHAIRMAN VERONA PHARMA PLC (incorporated and registered in England and Wales under the Act with registered number 5375156) Directors: Registered Office: David Ebsworth (Non-Executive Chairman) One Central Square David Zaccardelli (Chief Executive Officer) Cardiff, CF10 1FS Kenneth Cunningham (Non-Executive Director) Martin Edwards (Non-Executive Director) Rishi Gupta (Non-Executive Director) Mahendra Shah (Non-Executive Director) Andrew Sinclair (Non-Executive Director) Vikas Sinha (Non-Executive Director) Sven Anders Ullman (Non-Executive Director) November 10, 2020 Dear Shareholder, Notice of General Meeting 1. INTRODUCTION On September 21, 2020, the Company announced its intention to cancel the admission to trading of the Company’s Ordinary Shares on AIM, effective from October 30, 2020 (“AIM Delisting”). Since the AIM Delisting, the Ordinary Shares of the Company have only be tradeable on Nasdaq in the form of ADSs. Following the AIM Delisting, an in-depth review of the Company’s Articles has been carried out and it is proposed that the New Articles be adopted at the General Meeting. The purpose of this Document is to provide you with details of the Resolution to be proposed at the General Meeting of the Company to be held electronically as a closed meeting on December 18, 2020 at 2 p.m. (London, UK time) and convened by the formal Notice of General Meeting set out on pages 7 to 8 of this Document. 2. RESOLUTION The Resolution to approve the adoption of the New Articles will be proposed by way of special resolution at the General Meeting, and so will require the approval of 75% of Shareholders voting at the General Meeting. 3. REASONS FOR THE ADOPTION OF NEW ARTICLES AIM Delisting The Board is committed to ensuring the Company has in place the correct corporate governance arrangements in its Articles that are appropriate for a company that is no longer listed on AIM. In addition, since the Code no longer applies to the Company following the AIM Delisting, the Company wishes to include certain takeover protections so that the Company is able to defend itself and its shareholders from hostile takeovers. 4

Nasdaq requirements The Company currently qualifies as “foreign private issuer” under the Exchange Act and as permitted by the listing requirements of Nasdaq, relies on certain home country governance practices rather than the corporate governance requirements of Nasdaq. Beginning January 1, 2021, the Company will no longer qualify for “foreign private issuer” status and will be subject to, amongst other rules and requirements, the Nasdaq listing requirements applicable to U.S. domestic companies, including, among other things, requirements with respect to the composition of the board of directors and committees, certain corporate governance matters and shareholder approval of certain actions. The Company wishes to amend the Articles regarding quorum to comply with the Nasdaq listing requirements. Flexibility Given the technological advances, changes in investor sentiment and evolving best practice, particularly in light of the Covid-19 pandemic, the Board wishes to introduce changes to the way the Company conducts Shareholder meetings to provide the Board with greater flexibility. The New Articles provide that the Company may hold general meetings (including annual general meetings) in such a way that enables members to attend and participate in the business of the meeting by attending by means of an electronic facility. The New Articles also allow the Company, where appropriate, to make changes to the arrangements for general meetings (including the introduction, change or cancellation of electronic facilities) after notice of the meeting has been issued. The Company may give notice of any such changes in any manner considered appropriate. In deciding whether to hold general meetings electronically in future, the Company will have regard to the views of Shareholders at the relevant time. 4. ACTION TO BE TAKEN IN RESPECT OF THE GENERAL MEETING The health and wellbeing of the Shareholders, employees and other stakeholders has been the Board’s priority in the planning of the General Meeting. The Board’s first concern is to hold a safe and secure meeting, taking into account the limits on attendance implied by restrictions on public gatherings and guidance on social distancing. We have decided, in line with recent UK legislation on holding company meetings during the Covid-19 pandemic, that the General Meeting will be run as a closed meeting. We regret that we will be unable to welcome Shareholders or their proxies to the General Meeting in the usual way. To protect the health and wellbeing of Shareholders, Shareholders and their proxies will not be able to attend the General Meeting and anyone seeking to attend in person will be refused entry. The Board recognises that the General Meeting provides an invaluable opportunity to engage directly with Shareholders and to respond to any questions. The Board asks that any questions Shareholders may have relating to the business of the General Meeting be sent in advance by email to ben.harber@shma.co.uk by 2 p.m. (London, UK time) on December 16, 2020. Shareholders are strongly encouraged to appoint the Chairman of the meeting to act as their proxy and to provide voting instructions in advance of the General Meeting. This is because neither Shareholders nor any other named person will be admitted to the General Meeting. Shareholders are urged to submit their proxies as early as possible using the Form of Proxy sent to them with this notice and return it in accordance with the instructions printed on the form so as to be received by the Company Secretary, Verona Pharma plc at 6th Floor, 60 Gracechurch Street, London, EC3V 0HR by hand or by post, or by fax to +44 (0)20 7264 4440, or by email to 5

ben.harber@shma.co.uk in accordance with the instructions printed thereon. In any event, it must be received by no later than 2 p.m. (London, UK time) on December 16, 2020. 5. VOTING BY PROXY AND NOT IN PERSON The Board is committed to ensuring that Shareholders can exercise their right to vote. Enclosed with this Document is a Form of Proxy for use by Shareholders at the General Meeting. Given the current restrictions on attendance, Shareholders are encouraged to appoint the Chairman of the General Meeting as their proxy rather than a named person who will not be permitted to attend the General Meeting. Shareholders can do this by completing the Proxy Form and returning it in the envelope addressed to the Company Secretary, Verona Pharma plc at 6th Floor, 60 Gracechurch Street, London, EC3V 0HR by hand or by post, or by fax to +44 (0)20 7264 4440, or by email to ben.harber@shma.co.uk in accordance with the instructions printed thereon. To be valid, completed Forms of Proxy must be received by the Company Secretary at the above address as soon as possible and in any event not later than 2 p.m. (London, UK time) on December 16, 2020 (or in the case of an adjournment of the General Meeting, not later than 48 hours before the time fixed for the holding of the adjourned meeting (excluding any day which is not a working day)). 6. RECOMMENDATION The Directors consider the Resolution to be in the best interests of the Company and its shareholders as a whole. Accordingly, the Directors unanimously recommend that Shareholders vote in favour of the Resolutions to be proposed at the General Meeting, as they intend to do in respect of their own beneficial holdings. Yours faithfully, David Ebsworth Chairman 6

NOTICE OF GENERAL MEETING VERONA PHARMA PLC (incorporated and registered in England and Wales under the Companies Act 2006 with registered number 5375156) NOTICE IS HEREBY GIVEN that a General Meeting of Verona Pharma plc (the “Company”) will be held as a closed meeting electronically in accordance with the provisions of the Corporate Insolvency and Governance Act 2020 on December 18, 2020 at 2 p.m. (London, UK time) to consider, and if thought fit, pass the Resolution as a special resolution. Unless the context requires otherwise, words and expressions defined in the circular from the Company to its Shareholders dated November 10, 2020, of which this notice forms part, have the same meanings when used in this notice. SPECIAL RESOLUTION 1. That, with effect from the conclusion of the meeting, Articles of Association produced to the meeting be adopted as the Company’s Articles of Association in substitution for, and to the exclusion of, the existing Articles of Association. By order of the Board: Registered Office: Ben Harber One Central Square Company Secretary Cardiff November 10, 2020 CF10 1FS Entitlement to attend and vote The Company has specified that only those members entered on the register of members by close of business on December 16, 2020 or, if the General Meeting is adjourned, at the close of business on the day that is two days prior to the adjourned meeting, excluding any day which is not a working day, shall be entitled to attend and vote at the General in respect of the number of Ordinary Shares held in their name at that time. Changes to the register of members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the General Meeting. The General Meeting will be held as a closed meeting with the Company arranging for the minimum number of persons required to form the quorum to be present in order to allow the essential business of the General Meeting to be conducted. In accordance with the Corporate Insolvency and Governance Act 2020, Shareholders and anyone other than those forming the quorum will not be permitted to attend the General Meeting. Appointment of proxies Generally, members are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the General Meeting. A proxy need not be a Shareholder of the Company. A Shareholder may appoint more than one proxy in relation to the General Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that Shareholder. However, as more fully described in the letter from the Chairman accompanying this notice, under the current arrangements, proxies (other than the chairman of the General Meeting) will not be permitted to attend the General Meeting in person. As a result, if a member wishes to appoint a proxy, they are strongly advised to appoint the chairman of the General Meeting as their proxy in order for their vote to count. Similarly, corporate representatives other than the chairman of the General Meeting will not be permitted to attend the General Meeting in person. To be valid, the Form of Proxy and the power of attorney or other authority (if any) under which it is signed or a certified copy of such power or authority must be lodged at the office of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR BY HAND or BY POST, or BY FAX to +44 (0)20 7264 4440, or BY EMAIL to ben.harber@shma.co.uk, so as to be received not less than 48 hours before the time fixed for the holding of the General Meeting or any adjournment thereof (as the case may be), excluding any part of a day which is not a working day. 7

In the case of a member which is a corporation, the Form of Proxy must be executed under its common seal or executed on its behalf by a duly authorised officer or attorney for the company. Any corporation which is a member may also appoint one or more representatives who may exercise on its behalf all of its powers as a member provided they do not do so in relation to the same shares. To change your proxy instructions, simply submit a new Form of Proxy as set out above. Note that the cut-off times for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy instructions received after the relevant cut-off time will be disregarded. Please contact the Company Secretary (as noted above) to obtain a new Form of Proxy. If you submit more than one valid proxy appointment, the appointment validly received last before the latest time for receipt of Forms of Proxy will take precedence. If the Company is unable to determine which Form of Proxy was last validly received, none of them shall be treated as valid in respect of that Ordinary Share. Further, the appointment under the Form of Proxy may be terminated by the member prior to the commencement of the General Meeting (or any adjournment of the General Meeting). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR, no less than 48 hours before the time fixed for the holding of the General Meeting or any adjournment thereof (as the case may be). Appointment of proxy by joint members In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior). Voting The proposed resolution will be put to vote on a poll. This results in a more accurate reflection of the views of Shareholders ensuring that votes by proxy will be fully-counted. On a poll, each Shareholder has one vote for every share held. Issued shares and total voting rights As at the close of business on November 9, 2020 (being the latest practicable date prior to publication of this document), the Company’s issued share capital comprised 415,102,886 voting Ordinary Shares. Each voting Ordinary Share carries the right to one vote at the General Meeting and therefore the total number of voting rights at the close of business on November 9, 2020 is 415,102,886. Documents A copy of the current Articles or Association and the new Articles of Association marked up to show the changes will be available at https://www.veronapharma.com/investors/upcoming-events from the date of this Notice until the end of the meeting 8 Perivan 260051